EXHIBIT 32

Section 1350 Certifications

Blake Insomnia Therapeutics, Inc.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Blake Insomnia Therapeutics, Inc., a Nevada corporation (the "Company"), does hereby certify that:

The Annual Report on Form 10-K for the year ended August 31, 2015 (the "Form 10-k") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-k fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2015	By:	/s/ BIRGER JAN OLSEN
BIRGER JAN OLSEN
Principal Executive Officer and Principal Financial Officer